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                                                                    EXHIBIT 99.1


                     [MERCANTILE(R) BANK CORPORATION LOGO]


FOR FURTHER INFORMATION:

AT MERCANTILE BANK CORPORATION:                      FOR MEDIA:
Gerald R. Johnson, Jr.    Charles Christmas          Linda Margolin
Chairman & CEO            Chief Financial Officer    Margolin & Associates, Inc.
616-406-3700              616-406-3750               216-765-0953
gjohnson@mercbank.com     cchristmas@mercbank.com    lmm@margolinIR.com

MERCANTILE BANK CORPORATION REPORTS SECOND QUARTER EPS OF $0.46, UP 48.4 PERCENT

WYOMING, Mich., July 9 -- Mercantile Bank Corporation (Nasdaq: MBWM), a rapidly growing community banking organization, reported second quarter 2003 net income of $2.5 million, an increase of 48.0 percent over the $1.7 million reported in the prior year second quarter. Diluted per share earnings were $0.46, up 48.4 percent from the $0.31 reported in the prior period.

Performance measurements continue to strengthen. Second quarter returns on average equity and average assets were 12.36 percent and 1.02 percent, respectively, compared to 9.32 percent and 0.90 percent for the second quarter of 2002. Mercantile's net interest margin and efficiency ratio improved as well.

Gerald R. Johnson, Jr., Chairman and CEO, commented, "From both a growth as well as a profitability perspective, our performance continues to be exceptional, despite the combined impact of a weak economy and low interest-rate environment. This past quarter, we exceeded $1 billion in total assets and year-to-date, our return on assets is tracking at 0.99 percent. For the second year in a row, Mercantile's performance has been recognized by Fortune Magazine in its list of 100 fastest-growing small businesses.

"We've taken steps to support continued growth. During the quarter, we opened a fifth full-service office, rounding out our geographical presence in the Grand Rapids market. We also opened a retail mortgage loan production office in Holland, Michigan, a community thirty miles southwest of Grand Rapids. This office will be replaced at a later date by a full-service branch.

"The success of our growth strategy is based on the highest level of customer service. Our strategy continues to be validated by shareholders as well as customers. Mercantile's financial




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performance, combined with the appeal of both a cash and stock dividend, contributed to a 45 percent increase in stock price over the past 52 weeks."

Total revenue, comprised of net interest income and non-interest income, was $8.7 million for the second quarter of 2003, an increase of 38.9 percent over the $6.3 million reported in the second quarter of 2002. Net interest income increased 31.0 percent to $7.5 million, reflecting the combined impact of a 30.3 percent increase in average earning assets and a 2 basis point increase in the net interest margin, to 3.24 percent. Mr. Johnson noted, "New business relationships continue to drive our growth in net interest income. Through effective asset/liability management, we have maintained our net interest margin within a 10 basis point band over the last four quarters."

Second quarter 2003 non-interest income rose 120.1 percent above the prior year period. Excluding one-time securities gains of $0.21 million recorded in the 2003 second quarter, non-interest income rose 82.4 percent, benefiting from growth in new and existing business relationships, as well as increased mortgage banking activity, further enhanced by the recent opening of the Holland retail mortgage loan production office.

Non-interest expense increased 37.1 percent as a result of overall growth in the company. The 41.5 percent increase in salaries and benefits reflects a 38.7 percent increase in staffing levels. Mr. Johnson commented, "Our expense levels have been impacted by the opening of two full-service branches and a loan production office over the last three quarters, the hiring of two experienced commercial lenders and support staff. Nonetheless, we grew revenues at a faster rate than expenses during the second quarter, which resulted in an improved efficiency ratio." Mercantile's efficiency ratio was 49.9 percent in the second quarter of 2003 compared to 50.5 percent in the second quarter of 2002.

Mr. Johnson commented, "Despite double-digit loan growth and challenging economic conditions, we are maintaining excellent asset quality. This achievement speaks highly of our credit management process and business development activities." For the second quarter of 2003, past due and non-accrual loans stand at $495,000, or 0.06 percent of total loans, and net charge-offs remain consistently low at 0.04 percent of average loans. The loan and lease loss reserve stands at 1.40 percent of loans and leases as of second quarter end.

Total assets were $1,034.8 million at June 30, 2003, an increase of $252.8 million, or 32.3 percent, from the prior year quarter-end. Loans were up $198.1 million, or 29.7 percent. Total deposits grew by $199.0 million, or 30.9 percent, led by a 76.5 percent growth in non-interest bearing demand deposits.

Shareholders' equity ended the quarter at $83.5 million, a twelve-month increase of $8.4 million, or 11.2 percent. Mercantile remains a "well-capitalized" institution; total risk-based capital at June 30, 2003 was 11.38 percent. Mercantile paid a cash dividend of $0.08 per share in the second quarter of this year. At quarter-end, Mercantile had 5,422,644 shares of common stock outstanding. Mr. Johnson concluded, "We are pleased to deliver to our shareholders another superb quarter characterized by strong growth, excellent asset quality, and improved earnings performance."




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About Mercantile Bank Corporation

Mercantile Bank Corporation is the bank holding company for Mercantile Bank of West Michigan. The Bank's primary service area is the Kent and Ottawa County area of West Michigan, which includes the City of Grand Rapids, the second-largest city in the State of Michigan. The Bank, through its main office and four full-service branches in greater Grand Rapids, provides a wide variety of commercial banking services primarily to businesses, individuals and governmental units. In addition, a retail mortgage loan production office is located in Holland, Michigan, a community located thirty miles southwest of Grand Rapids. Mercantile Bank Corporation's common stock is listed on the Nasdaq National Market under the symbol "MBWM."

Forward-Looking Statements

This news release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) that are based on current expectations that involve a number of risks and uncertainties. Actual results may differ materially from the results expressed in forward-looking statements. Factors that might cause such a difference include changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking regulation; changes in tax laws; changes in prices, levies, and assessments; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; changes in the national and local economy; and other factors, including risk factors, referred to from time to time in filings made by Mercantile with the Securities and Exchange Commission. Mercantile undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.



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Mercantile Bank Corporation
Second Quarter 2003 Results

                           MERCANTILE BANK CORPORATION
                           CONSOLIDATED BALANCE SHEETS



                                                       JUNE 30,        DECEMBER 31,         JUNE 30,
                                                        2003               2002               2002
                                                        -----              -----              ----
                                                     (Unaudited)         (Audited)         (Unaudited)
ASSETS
   Cash and due from banks                         $    34,202,000    $    23,404,000    $    16,357,000
   Short term investments                                  137,000            213,000            194,000
   Federal funds sold                                    3,000,000          4,500,000                  0
                                                   ---------------    ---------------    ---------------
      Total cash and cash equivalents                   37,339,000         28,117,000         16,551,000

   Securities available for sale                        60,980,000         59,614,000         53,006,000
   Securities held to maturity                          40,587,000         36,493,000         29,751,000
   Federal Home Loan Bank stock                          2,250,000            786,000            786,000

   Total loans and leases                              866,009,000        771,554,000        667,862,000
   Allowance for loan and lease losses                 (12,158,000)       (10,890,000)        (9,562,000)
                                                   ---------------    ---------------    ---------------
      Total Loans and leases, net                      853,851,000        760,664,000        658,300,000

   Premises and equipment, net                          14,171,000         12,174,000         10,933,000
   Bank owned life insurance policies                   15,581,000         14,876,000          4,082,000
   Accrued interest receivable                           3,461,000          3,336,000          2,965,000
   Other assets                                          6,554,000          5,795,000          5,603,000
                                                   ---------------    ---------------    ---------------

      Total assets                                 $ 1,034,774,000    $   921,855,000    $   781,977,000
                                                   ===============    ===============    ===============


LIABILITIES AND STOCKHOLDERS' EQUITY
   Deposits:
      Noninterest-bearing                          $    77,025,000    $    62,405,000    $    43,649,000
      Interest-bearing                                 766,562,000        691,708,000        600,999,000
                                                   ---------------    ---------------    ---------------
         Total deposits                                843,587,000        754,113,000        644,648,000

   Securities sold under agreement to repurchase        39,690,000         50,335,000         39,636,000
   Federal funds purchased                                       0                  0          1,300,000
   Federal Home Loan Bank advances                      45,000,000         15,000,000                  0
   Other borrowed money                                    922,000            576,000            463,000
   Accrued expenses and other liabilities                6,118,000          5,997,000          4,906,000
   Trust preferred securities                           16,000,000         16,000,000         16,000,000
                                                   ---------------    ---------------    ---------------
         Total liabilities                             951,317,000        842,021,000        706,953,000

STOCKHOLDERS' EQUITY
   Common stock                                         75,595,000         75,530,000         69,375,000
   Retained earnings                                     7,157,000          3,250,000          4,969,000
   Accumulated other comprehensive income                  705,000          1,054,000            680,000
                                                   ---------------    ---------------    ---------------
      Total stockholders' equity                        83,457,000         79,834,000         75,024,000

      Total liabilities and stockholders' equity   $ 1,034,774,000    $   921,855,000    $   781,977,000
                                                   ===============    ===============    ===============


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Mercantile Bank Corporation
Second Quarter 2003 Results


                           MERCANTILE BANK CORPORATION
                         CONSOLIDATED REPORTS OF INCOME



                                             THREE MONTHS ENDED    THREE MONTHS ENDED     SIX MONTHS ENDED      SIX MONTHS ENDED
                                                June 30, 2003         June 30, 2002         June 30, 2003         June 30, 2002
                                                -------------         -------------         -------------         -------------
                                                 (Unaudited)           (Unaudited)           (Unaudited)           (Unaudited)
INTEREST INCOME
   Loans and leases, including fees              $12,223,000           $10,514,000           $23,666,000           $20,421,000
   Investment securities                           1,186,000             1,103,000             2,402,000             2,200,000
   Federal funds sold                                 23,000                22,000                39,000                57,000
   Short-term investments                              1,000                     0                 1,000                 1,000
                                                 -----------           -----------           -----------           -----------
      Total interest income                       13,433,000            11,639,000            26,108,000            22,679,000

INTEREST EXPENSE
   Deposits                                        5,165,000             5,281,000            10,401,000            10,690,000
   Short-term borrowings                             173,000               225,000               344,000               426,000
   Federal Home Loan Bank advances                   183,000                     0               257,000                     0
   Long-term borrowings                              401,000               398,000               801,000               794,000
                                                 -----------           -----------           -----------           -----------
      Total interest expense                       5,922,000             5,904,000            11,803,000            11,910,000
                                                 -----------           -----------           -----------           -----------

      Net interest income                          7,511,000             5,735,000            14,305,000            10,769,000

   Provision for loan and lease losses               845,000               682,000             1,470,000             1,142,000
                                                 -----------           -----------           -----------           -----------

      Net interest income after provision
         for loan and lease losses                 6,666,000             5,053,000            12,835,000             9,627,000

NON INTEREST INCOME
   Service charges on accounts                       280,000               223,000               549,000               417,000
   Net gain on sales of securities                   212,000                     0               212,000               149,000
   Other income                                      743,000               338,000             1,451,000               564,000
                                                 -----------           -----------           -----------           -----------
      Total non interest income                    1,235,000               561,000             2,212,000             1,130,000

NON INTEREST EXPENSE
   Salaries and benefits                           2,759,000             1,950,000             5,256,000             3,628,000
   Occupancy                                         345,000               266,000               679,000               531,000
   Furniture and equipment                           245,000               189,000               466,000               362,000
   Other expense                                   1,012,000               776,000             1,989,000             1,525,000
                                                 -----------           -----------           -----------           -----------
      Total non interest expense                   4,361,000             3,181,000             8,390,000             6,046,000
                                                 -----------           -----------           -----------           -----------

      Income before federal income tax expense     3,540,000             2,433,000             6,657,000             4,711,000

   Federal income tax expense                      1,000,000               717,000             1,884,000             1,391,000
                                                 -----------           -----------           -----------           -----------

      Net income                                 $ 2,540,000           $ 1,716,000           $ 4,773,000           $ 3,320,000
                                                 ===========           ===========           ===========           ===========


   Basic earnings per share                      $      0.47           $      0.32           $      0.88           $      0.61

   Diluted earnings per share                    $      0.46           $      0.31           $      0.86           $      0.60

   Average shares outstanding *                    5,421,120             5,405,759             5,416,844             5,405,647

   Average diluted shares outstanding *            5,545,892             5,510,003             5,540,705             5,503,754



* - Adjusted for 5% stock dividend paid on February 3, 2003

Mercantile Bank Corporation
Second Quarter 2003 Results


                           MERCANTILE BANK CORPORATION
                        CONSOLIDATED FINANCIAL HIGHLIGHTS
                                   (Unaudited)




                                                                QUARTERLY                                       YEAR-TO-DATE
                                    ------------------------------------------------------------------    ------------------------
                                       2003           2003         2002          2002          2002
(dollars in thousands except         2ND QTR        1ST QTR      4TH QTR        3RD QTR      2ND QTR         2003          2002
 per share data)                    ----------    ----------   -----------    ----------    ----------    ----------     ---------
EARNINGS
   Net interest income              $    7,511         6,794         6,603         6,282         5,735        14,305        10,769
   Provision for loan
     and lease losses               $      845           625           980           880           682         1,470         1,142
   NonInterest income               $    1,235           977         1,004           919           561         2,212         1,130
   NonInterest expense              $    4,361         4,029         3,464         3,271         3,181         8,390         6,046
   Net income                       $    2,540         2,233         2,281         2,156         1,716         4,773         3,320
   Basic earnings per share         $     0.47          0.41          0.42          0.40          0.32          0.88          0.61
   Diluted earnings per share       $     0.46          0.40          0.41          0.39          0.31          0.86          0.60
   Average shares outstanding *      5,421,120     5,412,521     5,405,759     5,405,759     5,405,759     5,416,844     5,405,647
   Average diluted shares
     outstanding *                   5,545,892     5,535,167     5,507,165     5,500,028     5,510,003     5,540,705     5,503,754

PERFORMANCE RATIOS
   Return on average assets               1.02%         0.97%         1.02%         1.04%         0.90%         0.99%         0.90%
   Return on average common
     equity                              12.36%        11.23%        11.52%        11.20%         9.32%        11.81%         9.16%
   Net interest margin
     (fully tax-equivalent)               3.24%         3.17%         3.21%         3.27%         3.22%         3.21%         3.13%
   Efficiency ratio                      49.86%        51.85%        45.54%        45.42%        50.52%        50.80%        50.81%
   Full-time equivalent employees          147           128           117           113           106           147           106

CAPITAL
   Average equity to average assets       8.22%         8.59%         8.89%         9.30%         9.70%         8.40%         9.87%
   Tier 1 leverage capital ratio          9.86%        10.30%        10.72%        11.26%        11.87%         9.86%        11.87%
   Tier 1 risk-based capital ratio       10.13%        10.55%        10.85%        11.24%        11.91%        10.13%        11.91%
   Total risk-based capital ratio        11.38%        11.79%        12.10%        12.48%        13.16%        11.38%        13.16%
   Book value per share             $    15.39         15.05         14.77         14.35         13.88         15.39         13.88
   Cash dividend per share          $     0.08          0.08            NA            NA            NA          0.16            NA

ASSET QUALITY
   Gross loan charge-offs           $      297           132           287           250            76           429           169
   Net loan charge-offs             $       93           109           283           249            45           202            74
   Net loan charge-offs to
     average loans                        0.04%         0.06%         0.15%         0.14%         0.03%         0.05%         0.02%
   Allowance for loan and
     lease losses                   $   12,158        11,406        10,890        10,193         9,562        12,158         9,562
   Allowance for losses to total
     loans                                1.40%         1.40%         1.41%         1.42%         1.43%         1.40%         1.43%
   Past due and nonaccrual loans    $      495           533           796           994           451           495           451
   Past due and nonaccrual loans
     to total loans                       0.06%         0.07%         0.10%         0.14%         0.07%         0.06%         0.07%
   Other real estate and
     repossessed assets             $        0           134           100             0             0             0             0

END OF PERIOD BALANCES
   Loans and leases                 $  866,009       812,487       771,554       717,199       667,862       866,009       667,862
   Total earning assets
     (before allowance)             $  972,963       914,109       873,160       816,451       751,599       972,963       751,599
   Total assets                     $1,034,774       967,787       921,856       870,382       781,977     1,034,774       781,977
   Deposits                         $  843,587       801,097       754,113       722,150       644,648       843,587       644,648
   Shareholders' equity             $   83,457        81,530        79,835        77,580        75,024        83,457        75,024

AVERAGE BALANCES
   Loans and leases                 $  842,370       786,406       736,029       688,550       646,844       814,542       626,567
   Total earning assets
     (before allowance)             $  953,851       892,660       836,809       782,435       732,080       923,424       712,261
   Total assets                     $1,002,087       938,043       883,860       821,149       761,409       970,242       740,901
   Deposits                         $  809,986       774,836       725,145       676,661       624,003       792,508       606,953
   Shareholders' equity             $   82,410        80,606        78,590        76,350        73,826        81,513        73,105




* - Adjusted for 5% stock dividend paid on February 3, 2003